Exhibit 32.1

Certification of CEO and CFO

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Just Energy Group Inc. (the "Registrant") filed under cover of Form 40-F for the year ended March 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Patrick McCullough, as Chief Executive Officer and President of the Registrant, and Jim Brown, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as enacted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Patrick McCullough

By: Patrick McCullough

Title: Chief Executive Officer and President

Date: May 21, 2019

/s/ Jim Brown

By: Jim Brown

Title: Chief Financial Officer

Date: May 21, 2019

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the U.S. Securities Exchange Act of 1934, as amended.